UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2005

PROGRESS ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)
1-15929		56-2155481

(Commission File Number)		(IRS Employer Identification No.)
410 S. Wilmington Street, Raleigh, North Carolina		27601-1748

(Address of Principal Executive Offices)		(Zip Code)
919-546-6111

(Registrant's Telephone Number, Including Area Code)
None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations and Section 2 – Financial Information

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an
Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2005, Progress Energy, Inc. (the “Company) entered into a new $800,000,000 Credit Agreement with Citibank, N.A., Citicorp North America Inc., Bank of America, N.A., Barclays Bank PLC and JPMorgan Chase Bank, N.A. Proceeds of borrowings under the Credit Agreement, if any, will be used to repay the Company’s 6.75% Senior Notes, which mature on March 1, 2006. The Credit Agreement will expire on November 20, 2006. Fees and interest rates under the Credit Agreement are to be determined based upon the credit rating of the Company’s senior unsecured debt. The Credit Agreement includes a defined maximum total debt to total capital ratio of 68%. The Credit Agreement also contains various cross-default and other acceleration provisions. A copy of the Credit Agreement is attached hereto as Exhibit 10.

Caution Regarding Forward-Looking Statements:

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this Form 8-K that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement is based on information current as of the date of this report and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and the recently enacted Energy Policy Act of 2005; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered or stranded costs; the uncertainty regarding the timing, creation and structure of GridSouth, GridFlorida or other transmission organizations; weather conditions that directly influence the demand for electricity; the timing and recovery of the costs associated with the four hurricanes that impacted our service territory in 2004 or the ability to recover through the regulatory process costs associated with other future significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on our commercial and industrial customers; the ability of our subsidiaries to pay upstream dividends or distributions to the Company; the impact on our facilities and businesses from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the future need for additional baseload generation in our regulated service territories and the accompanying regulatory and financial risks; the ability to successfully access capital markets on favorable terms; our ability to maintain our current credit ratings and the impact on our financial condition and ability to meet our cash and other financial obligations in the event our credit ratings are downgraded below investment grade; the impact that increases in leverage may have on each of the Company’s subsidiaries; the impact of derivative contracts used in the normal course of business; investment performance of pension and benefit plans; the Company’s ability to control costs, including pension and benefit expense, and achieve our cost management targets for 2007; the availability and use of Internal Revenue Code Section 29 (Section 29) tax credits by synthetic fuel producers and our continued ability to use Section 29 tax credits related to our coal-based solid synthetic fuel businesses; the impact to our financial condition and performance in the event it is determined we are not entitled to previously taken Section 29 tax credits; the impact of the proposed accounting pronouncement regarding uncertain tax positions; the impact that future crude oil prices may have on the value of our Section 29 tax credits; our ability to manage the risks involved with the operation of nonregulated plants, including dependence on third parties and related counter-party risks, and a lack of operating history of such plants; the ability to manage the risks associated with our energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact our non-reporting subsidiaries.

These and other risk factors are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission (SEC). Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors sections of the Company’s annual report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 16, 2005. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on us.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10          $800,000,000 Revolving Credit Agreement, dated November 21, 2005, among the Company, certain lenders and Citibank, N.A. as Administrative Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC., Registrant By: /s/Jeffrey M. Stone Jeffrey M. Stone Controller (Chief Accounting Officer)

Date: November 28, 2005